                                                                      EXHIBIT 12

North Carolina Natural Gas Corporation
Computation of Ratio of Earnings to Fixed Charges
(in thousands, except ratio data)

                                                                            10/1/97-   10/1/98-   7/15/98-  |  7/15/99-
                                    1995      1996       1997       1998     7/14/98   7/14/99    12/31/98  |  12/31/99
                                    ----      ----       ----       ----     -------   -------    --------  |  --------
                                                                                                            |
Fixed Charges -                                                                                             |
  Interest on long-term debt        3476      5215       5278       5096      3860       3767        2479   |      469
  Other interest                    1745       328        459       1196       863       1455         732   |     3162
  Amortization of debt discount                                                                             |
    and expense                       27        35         36         36        27         64          18   |      524
                                 ---------------------------------------------------------------------------|-----------
      Total                         5248      5578       5773       6328      4750       5286        3229   |     4155
                                                                                                            |
Earnings -                                                                                                  |
  NIBT                             18276     24374      28318      27441     27137      20820        7985   |     4140
  Subtract AFUDC                    (799)     (302)     (1087)     (1248)     (808)     (1697)       (898)  |     (806)
  Add Fixed Charges                 5248      5578       5773       6328      4750       5286        3229   |     4155
                                 ---------------------------------------------------------------------------|-----------
      Total                        22725     29650      33004      32521     31079      24409       10316   |     7489
                                                                                                            |
Ratio of Earnings to Fixed                                                                                  |
     Charges                        4.33      5.32       5.72       5.14      6.54       4.62        3.19   |     1.80
                                 ===========================================================================|===========
                                                                          Pro Forma
                                        Pro Forma   1st Qtr. |  1st Qtr.   1st Qtr.
                                          1999        1999   |    2000       2000*
                                          ----        ----   |    ----       -----
                                                             |
Fixed Charges -                                              |
  Interest on long-term debt               2981       1243   |       0        5625
  Other interest                           4242        593   |    1854           0
  Amortization of debt discount                              |
    and expense                             566          9   |     198         198
                                        ---------------------|---------------------
      Total                                7789       1845   |    2052        5823
                                                             |
Earnings -                                                   |
  NIBT                                    14151      16335   |   16666       13255
  Subtract AFUDC                          (2045)      (580)  |    (784)       (784)
  Add Fixed Charges                        7789       1845   |    2052        5823
                                        ---------------------|---------------------
      Total                               19895      17600   |   17934       18294
                                                             |
Ratio of Earnings to Fixed                                   |
     Charges                               2.55       9.54   |    8.74        3.14
                                        =====================|======================

* Pro Forma first quarter 2000 assumes the issuance of $300 million aggregate principal amount of debt securities under our shelf registration statement on Form S-3, filed July 21, 2000, at an average interest rate of 7.5% and subsequent repayment of all previously outstanding borrowings.